UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: April 30, 2012


                               HINTO ENERGY, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

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              Wyoming                                   000-26317                               84-1384961
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  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------

                           (Address of Principal Executive Offices) (Zip Code)


                                  (303-647-4850)
                                  --------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


Item 1.01 Entry into a Material Definitive Agreement.

In November 2011, Hinto Energy, Inc. ("the Company") and Mr. Richard Gouin and Advanced Petroleum Lifting Systems, LLC entered into a purchase and sale agreement for the Company to acquire a 5% working interest in certain wells in Pittsburgh County, Oklahoma, knows as the Indian Nations Wells, subject to the resolution of litigation.

The Purchase and Sale Agreement was amended in April 2012, to provide for the Company to assign the 5% working interests in Indian Nations Wells 2-30 and 3-30 to the Company's wholly-owned subsidiary, South Uintah Gas Properties, Inc. ("South Uintah.") in exchange for the issuance of 30,000 shares of the Company's restricted common stock and the continued payment of litigation expenses being incurred in connection with a legal dispute with the operator of the wells.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.       Description
     -----------       -----------
     10.1              Amended Purchase and Sale Agreement, dated April 19, 2012



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       HINTO ENERGY, INC.


                                By:      /s/ George Harris
                                --------------------------
                                             George   Harris, Chief   Financial
                                             Officer


    Date: May 3, 2012